UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 24, 2008

EMPIRE RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12127	22-3136782
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Parker Plaza

Fort Lee, New Jersey 07024

(Address of principal executive offices, including zip code)

(201) 944-2200

(Registrant's telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2008, Empire Resources, Inc. (the “Company”) and Hulamin Rolled Products (“Hulamin”), which is the Company’s largest supplier, entered into an agreement dated June 23, 2008 (the “Agreement”) that will supersede the existing agreement between the two parties and will take effect on August 10, 2008 after the August 9, 2008 expiration of the existing agreement. Under the Agreement Hulamin will continue to work closely with the Company to satisfy market requirements; however Hulamin may also sell products directly into the North American market.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Letter of Understanding of Business Relationship in North America, dated June 23, 2008, between Empire Resources, Inc. and Hulamin Rolled Products

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESOURCES, INC.

Date: June 26, 2008	/s/ Sandra Kahn
Sandra Kahn
Chief Financial Officer

3